Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-188007 on Form S-3 of our reports dated March 9, 2016, relating to the consolidated financial statements of Pingtan Marine Enterprise Limited, its subsidiary (collectively the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Pingtan Marine Enterprise Limited for the years ended December 31, 2015 and 2014.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Beijing, China

March 9, 2016